IRREVOCABLE STANDBY LETTER OF CREDIT NO. 101

Date of Issuance: February 27, 2014

NORTHERN NATURAL GAS COMPANY
ATTN: CREDIT MANAGER
1111 SO. 103RD ST.
OMAHA, NE 68124-1000
(Beneficiary)

HIGHWATER ETHANOL, LLC
205 Main Street
P.O. Box 96
Lamberton, MN 56152
(Applicant)

RE:	Irrevocable Standby Letter of Credit No. 101, expiry date February 27, 2015

Ladies and Gentlemen:

At the request of Highwater Ethanol, LLC, 205 Main Street, P.O. Box 96, Lamberton, MN 56152 (“Applicant”), AgStar Financial Services, PCA, 1921 Premier Drive, Mankato, Minnesota 56002-4249 (“Issuer”) hereby establishes this Irrevocable Standby Letter of Credit (“Letter of Credit”) in your favor for the initial amount of TWO MILLION FIVE HUNDRED THOUSAND ($2,500,000.00) United States Dollars, available to you at sight upon demand at our offices as specified above on or before the expiration hereof. Subject to the renewal provisions set forth herein, this Letter of Credit expires on February 27, 2015.

The amount of this Letter of Credit shall be reduced over time by any draws made hereunder and by the following amounts on the following dates with the maximum amount available for drawings after the specific dates set forth below:

Date	Amount of Reduction	Maximum Amount Available to Draw Under This Letter of Credit (less any prior draws)
11/01/2014	$500,000.00	$2,000,000.00
11/01/2015	$500,000.00	$1,500,000.00
11/01/2016	$500,000.00	$1,000,000.00
11/01/2017	$500,000.00	$500,000.00
12/31/2018	$500,000.00	$0.00 (zero)

Funds under this Letter of Credit are available at sight against your draft drawn on us bearing upon its face the amount of the draw and the clause, “Drawn under AgStar Financial Services, PCA Letter of Credit Number 101 dated February 27, 2014,” and accompanied by the following documents:

The original or a certified copy of this Letter of Credit and any subsequent amendments, if any; and

A statement purportedly signed by an authorized officer of Northern Natural Gas Company certifying that “Applicant is in default of its obligations under one or more agreement(s) between Applicant and Northern Natural Gas Company, and all applicable notice and cure periods as set forth in the agreement(s) have expired” and/or that “Applicant has failed to pay its invoice when due under one or more agreement(s) between Applicant and Northern Natural Gas Company, and all applicable notice and cure periods as set forth in the agreement(s) have expired” and/or that “Northern Natural Gas Company has contractual obligations with Applicant that extend beyond the applicable expiration date of the Letter of Credit and Applicant has not provided a substitute Letter of Credit or other eligible security within ninety (90) calendar days prior to such date; wherefore, Northern Natural Gas Company is drawing upon this Letter of Credit for the entire undrawn amount and will hold the proceeds as security.”

Partial drawings and multiple drawings under this Letter of Credit are permitted.

All charges of the Letter of Credit are for the account of the Applicant.

We hereby engage with you that drafts under and in compliance with the terms and conditions of this Letter of Credit will be duly honored by us if presented at this office or by overnight courier or by registered mail on or before the current expiration date.

It is a condition of this Letter of Credit that it shall be considered automatically extended without amendment for an additional period of one (1) year from the present or any future expiration date unless we notify you in writing not less than ninety (90) calendar days before such date that we elect not to extend this Letter of Credit for such additional term, such notice to be sent by registered mail to you at the address herein. Upon receipt by you of such notice, you may draw on us at sight for the balance remaining under this Letter of Credit within the then applicable expiration date.

Draft presentation before 9:00 AM Central Standard Time on any Business Day (as defined below) shall be honored before 5:00 PM Central Standard Time on the same Business Day by wire transfer in immediately available funds to any account designated by an authorized representative of the Beneficiary (or any other reasonable means specified by an authorized representative of the Beneficiary). Draft presentation after 9:00 AM Central Standard Time and before 5:00 PM Central Standard Time on any Business Day shall be honored on the following Business Day in immediately available funds to any account designated by an authorized representative of the Beneficiary (or any other reasonable means specified by an authorized representative of the Beneficiary). As used in this Letter of Credit, the term “Business Day” shall mean a day other than Saturday or Sunday or any other day in which Banking Institutions in the State of Minnesota are authorized or required by law to close.

The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the Issuer referencing this Letter of Credit.

To the extent not inconsistent or in conflict with the specific terms of this Letter of Credit, this Letter of Credit is subject to all provisions of The Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce, Publication No. 600 (“UCP 600”); and, to the extent not addressed by the specific terms and conditions of this Letter of Credit, and if UCP 600 is silent or does not govern, then this Letter of Credit shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

AGSTAR FINANCIAL SERVICES, PCA

By: /s/ Ron Monson
Ron Monson
Its: Vice President

[Signature page to Irrevocable Standby Letter of Credit No. 101]